UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  October 20, 2011

ATWOOD OCEANICS, INC.
(Exact name of registrant as specified in its charter)

TEXAS
(State or other jurisdiction of incorporation or organization)

COMMISSION FILE NUMBER 1-13167

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive
Houston, Texas, 77084
(Address of Principal Executive Offices)

(281) 749-7800
(Registrant’s Telephone Number,
Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2011, the Board of Directors of Atwood Oceanics, Inc. appointed a new director to the Board to fill an existing vacancy.  The new director, Mr. Phil D. Wedemeyer, was elected to the Board upon the recommendation of the Company’s Nominating and Corporate Governance Committee.  Mr. Wedemeyer will serve on the Company’s Audit Committee, the Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee and will serve as the Chair of the Company’s Audit Committee.

Mr. Wedemeyer recently retired from Grant Thornton LLP, an international accounting firm, where he had served as a partner since August 2007.  Previously, Mr. Wedemeyer served with the Public Company Accounting Oversight Board (PCAOB), most recently as the Director, Office of Research and Analysis, from August 2005 to July 2007, and previously as Deputy Director, Division of Registration and Inspection, from March 2004 to August 2005.  Prior to his service with the PCAOB, Mr. Wedemeyer spent more than 30 years at Arthur Andersen, SC, an international accounting firm, including over 20 years as a partner.  Mr. Wedemeyer holds a BBA in Accounting from Baylor University and is a licensed Certified Public Accountant.

Item 9.01                      Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC
(Registrant)

/s/ Mark L. Mey Mark L. Mey Senior Vice President

DATE: October 20, 2011